UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2002

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code: Registrant’s facsimile number, including area code:	(206) 701-2000 (206) 701-2500

None
(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On December 27, 2002, we called our 5% convertible subordinated debentures due November 6, 2004, for redemption. All holders converted all of their debentures on or prior to December 31, 2002. In connection with the conversion of all the debentures, we issued to the holders of the debentures an aggregate of 3,973,935 shares of our common stock, which may be sold under our prospectus, dated January 17, 2002, as supplemented.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRAY INC.

	By:	/s/ Kenneth W. Johnson Kenneth W. Johnson General Counsel
January 3, 2003

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